  Exhibit 4.1

Form of Common Stock Certificate of Arrestage International Inc.

Exhibit 4.1



NUMBER 2011-005

SHARES 1,143,000

ARRESTAGE INTERNATIONAL, INC.

This Certifies that CrestRock Advisors, Inc. is the owner of 1,143,000 fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated May 30, 2012

—RESTRICTED SHARES—

For Value Received, ____ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____________________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________ ____

In presence of

____________________ ____________________

NOTICE: